EXHIBIT 99.1

Tarantella, Inc. Announces Financial Results for Fourth Quarter and Fiscal Year 2004

FOR IMMEDIATE RELEASE

CONTACTS:

John M. Greeley, CFO	Todd Friedman
Tarantella, Inc.	The Blue Shirt Group
831-427-7460	415-217-5869
jgreeley@tarantella.com	todd@blueshirtgroup.com

Tarantella, Inc. Announces Financial Results for Fourth Quarter and Fiscal Year 2004

Fourth Quarter Revenue Increase Sequentially 24%

SANTA CRUZ, CA, October 28, 2004 – Tarantella, Inc. (OTC: TTLA.OB), a leading supplier of secure application access software, today announced its financial results for the fourth quarter and fiscal year 2004.

For the fourth fiscal quarter ended September 30, 2004, the Company announced revenue of $3.3 million, an operating loss of $5.5 million, and a net loss of $5.5 million or $0.20 per share. Those results reflect a restructuring charge of $1.6 million, legal settlement and litigation costs of $0.9 million, an impairment of intangibles charge of $0.4 million and an impairment of investment charge of $0.2 million. This compares to revenue of $2.6 million, an operating loss of $4.4 million, and a net loss of $3.7 million or $0.13 per share in the prior quarter ended June 30, 2004. The Company also reported cash and cash equivalents of $9.6 million as of September 30, 2004.

For the fiscal year, the Company announced revenue of $12.5 million, an operating loss of $16.0 million, and a net loss of $15.7 million or $0.71 per share. This compares to revenue of $14.0 million, an operating loss of $9.3 million, and a net loss of $9.7 million or $1.10 per share in the prior fiscal year ended September 30, 2003.

“Fiscal 2004 was a year of transition for Tarantella. We believe that we have now completed our transformation program and have successfully repositioned the Company for future revenue growth,” said John M. Greeley, Tarantella’s CFO. “In addition, we took steps to strengthen the Company’s competitive position and ability to grow revenue and achieve profitability. These important steps included signing new agreements with IBM and some of its key partners such as Morse plc and Mainline Information Systems, repositioning the Company’s product lines to take advantage of the growing Linux market, and realigning the Company’s cost structure.”

Today, the Company will conduct its previously scheduled conference call to discuss its 2004 fiscal fourth quarter and fiscal year results at 1:45 p.m. Pacific Daylight Time (4:45 p.m. EDT). This call is being webcast by CCBN and can be accessed at Tarantella’s web site at www.tarantella.com or in audio mode by dialing (617) 614-3471 with the passcode of 62481120. The call will be available for audio replay for seven days following the call by dialing (617) 801-6888 with the passcode of 46613972.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

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Tarantella, Inc. Announces Financial Results for Fourth Quarter and Fiscal Year 2004

For Tarantella Investors:

This press release includes forward-looking statements, including statements related to future financial results, expected benefits of the company’s strategies, the company’s competitive position and the company’s future opportunities. Investors are cautioned that Tarantella’s actual results could differ materially from those contained in the forward-looking statements, which are based on current expectations of Tarantella management and are subject to a number of risks and uncertainties, including, but not limited to, Tarantella’s ability to achieve profitability, its success in executing its strategies and achieving the benefits of such strategies, business conditions and the general economy, market opportunities, potential new business strategies, competitive factors, sales and marketing execution, shifts in technologies or market demand and the other factors described from time to time in Tarantella’s SEC filings, including its filings on Forms 10-Q and 10-K. Tarantella disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Tarantella, Inc.

Tarantella, Inc. (OTC:TTLA.OB) is a leading provider of secure application access software to nearly 12,000 customers’ sites worldwide. Tarantella enables organizations to access and manage information, data and applications across all platforms, networks and devices. Tarantella bridges the gap between vendors, ensuring that customers have complete access to business-critical information. Using Tarantella’s software, customers realize the benefits of secure corporate data, maximizing return on existing IT assets and improved productivity. The company markets its products through the Internet, key industry partnerships, and a worldwide network of consultants and resellers. Tarantella is headquartered in Santa Cruz, Calif. For more information, please visit the Tarantella web site at www.tarantella.com.

Tarantella, Secure Global Desktop and the Tarantella logo are trademarks or registered trademarks of Tarantella, Inc. in the United States and other countries. All other brand and product names are or may be trademarks of, and are used to identify the products or services of, their respective owners.

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Tarantella, Inc. Announces Financial Results for Fourth Quarter and Fiscal Year 2004

TARANTELLA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	Three Months Ended September 30,		Year Ended September 30,
	2004	2003	2004	2003
	Unaudited		Unaudited
Net revenues:
Licenses	$2,069	$2,172	$8,169	$10,959
Services	1,184	907	4,319	3,047
Total net revenues	3,253	3,079	12,488	14,006
Cost of revenues:
Licenses	168	200	756	324
Impairment of intangibles	424	—	424	—
Services	389	377	1,547	1,231
Total cost of revenues	981	577	2,727	1,555

Gross margin	2,272	2,502	9,761	12,451
Operating expenses:
Research and development	1,088	1,325	4,403	4,280
Selling, general and administrative	4,122	4,477	18,558	15,186
Legal settlement and litigation costs	917	—	1,166	—
Restructuring charge	1,599	998	1,584	2,246
Total operating expenses	7,726	6,800	25,711	21,712

Operating loss	(5,454)	(4,298)	(15,950)	(9,261)
Other income (expense):
Interest income	33	2	80	54
Interest expense	23	(6)	(4)	(8)
Gain on sale of investments	—	—	718	—
Impairment of investments	(244)	—	(244)	(151)
Other income (expense), net	3	(100)	(126)	(18)
Total other income (expense)	(185)	(104)	424	(123)
Loss before income taxes	(5,639)	(4,402)	(15,526)	(9,384)
Provision for (benefit from) income taxes	(110)	20	129	300
Net loss	(5,529)	(4,422)	(15,655)	(9,684)

Other comprehensive income (loss):
Foreign currency translation adjustment	(10)	21	93	27
Unrealized gain on available for sale securities	—	232	256	409
Reclassification adjustment for gains included in net income	—	—	(718)	—
Total other comprehensive income (loss)	(10)	253	(369)	436
Comprehensive loss	$(5,539)	$(4,169)	$(16,024)	$(9,248)
Net loss per share:
Basic and diluted	$(0.20)	$(0.44)	$(0.71)	$(1.10)
Shares used in net loss per share calculation:
Basic and diluted	27,533	10,014	21,951	8,809

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Tarantella, Inc. Announces Financial Results for Fourth Quarter and Fiscal Year 2004

TARANTELLA, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2004	September 30, 2003
(In thousands)	Unaudited
Assets
Current assets:
Cash and cash equivalents	$9,621	$3,151
Trade receivables, net of allowances of $0.1 million at September 30, 2004 and $0.5 million at September 30, 2003	2,069	2,980
Available-for-sale equity securities	—	632
Other receivables	247	175
Prepaids and other current assets	622	720
Total current assets	12,559	7,658
Property and equipment, net	947	734
Acquired intangible assets, net	674	1,262
Goodwill	2,395	2,391
Other assets	19	343
Total assets	$16,594	$12,388
Liabilities and shareholders’ equity
Current liabilities:
Trade payables	$832	$1,341
Line of credit	—	319
Royalties payable	—	22
Royalties payable—former New Moon shareholders	1,713	1,725
Income taxes payable	210	549
Accrued restructuring charges	1,121	854
Accrued expenses and other current liabilities	3,740	3,317
Deferred revenues	2,572	1,757
Total current liabilities	10,188	9,884
Long-term deferred revenues	794	36
Long-term liabilities, other	16	—
Total long-term liabilities	810	36
Total liabilities	10,998	9,920
Shareholders’ equity:
Preferred stock, authorized 20,000 shares; no shares issued and outstanding in 2004 and 2003	—	—
Common stock, no par value, authorized 100,000 shares; issued and outstanding 27,553 at September 30, 2004 and 11,959 shares at September 30, 2003	146,088	126,749
Deferred stock compensation	(187)	—
Accumulated other comprehensive income	184	553
Accumulated deficit	(140,489)	(124,834)
Total shareholders’ equity	5,596	2,468
Total liabilities and shareholders’ equity	$16,594	$12,388

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Tarantella, Inc. Announces Financial Results for Fourth Quarter and Fiscal Year 2004

TARANTELLA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Years Ended September 30,
	2004	2003
(In thousands)	(Unaudited)
Cash flows from operating activities:
Net loss	$(15,655)	$(9,684)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	1,142	935
Foreign currency exchange loss	55	15
Loss on disposal of property and equipment	16	97
Gain on sale of available-for-sale equity securities	(718)	—
Impairment of investment	244	151
Amortization of deferred stock compensation	519	—
Stock compensation expense	219	10
Compensation expense to former Caststream shareholders	124	—
Impairment of New Moon purchased intangibles	424	—
Changes in operating assets and liabilities, net of New Moon acquisition:
Trade receivables	911	(193)
Other receivables	(72)	54
Prepaids and other current assets	98	151
Other assets	80	573
Trade payables	(530)	160
Royalties payable	(22)	(180)
Income taxes payable	(339)	(32)
Accrued restructuring expenses	267	(17)
Accrued expenses and other current liabilities	366	(2,010)
Deferred revenues	1,573	703
Other long-term liabilities	16	—
Net cash used in operating activities	(11,282)	(9,267)
Cash flows from investing activities:
Net cash received from the New Moon acquisition	—	3,323
Purchases of property and equipment	(441)	(237)
Purchases of software and technical licenses	(421)	—
Additional New Moon acquisition costs	(4)	—
Change in royalties payable—former New Moon shareholders	(12)	(102)
Proceeds from sale of available-for-sale equity securities	889	—
Net cash provided by investing activities	11	2,984
Cash flows from financing activities:
Payments on capital lease obligations	(31)	(230)
Line of credit borrowings (payments)	(319)	319
Net proceeds from issuance of common stock	284	182
Proceeds from private placement of common stock and warrants	17,807	2,099
Net cash provided by financing activities	17,741	2,370
Effects of exchange rate changes on cash and cash equivalents	—	9
Increase (decrease) in cash and cash equivalents	6,470	(3,904)
Cash and cash equivalents at beginning of period	3,151	7,055
Cash and cash equivalents at end of period	$9,621	$3,151

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